Exhibit 21

FuelCell Energy, Inc.

Subsidiaries of the Registrant

Entity Name	State / Country of Incorporation
Broad Street Fuel Cell, LLC *	Connecticut
BRT Fuel Cell, LLC *	New York
Central CA Fuel Cell 1, LLC *	Delaware
Central CA Fuel Cell 2, LLC *	Delaware
Central CT Fuel Cell 1, LLC *	Connecticut
CR Fuel Cell, LLC *	New York
DFC ERG CT, LLC *	Connecticut
Eastern Connecticut Fuel Cell Properties, LLC *	Connecticut
Farmingdale Fuel Cell, LLC *	New York
FCE FuelCell Energy Ltd. *	Canada
FCE Korea Ltd. *	South Korea
FuelCell Energy Finance, LLC *	Connecticut
FuelCell Energy Solutions GmbH *	Germany
Groton Fuel Cell 1, LLC *	Connecticut
Groton Station Fuel Cell, LLC *	Connecticut
Long Beach Trigen, LLC *	Delaware
Montville Fuel Cell Park, LLC *	Connecticut
New Britain Renewable Energy, LLC *	Delaware
Riverside Fuel Cell, LLC *	Delaware
SoCal Fuel Cell 1, LLC *	Delaware
SRJFC, LLC *	Delaware
TRS Fuel Cell, LLC *	Connecticut
UCI Fuel Cell, LLC *	Delaware
Versa Power Systems, Inc. *	Delaware
Versa Power Systems Ltd. *	Canada
Waterbury Renewable Energy, LLC *	Delaware
Yaphank Fuel Cell Park, LLC *	New York

* These entities are wholly-owned (direct or indirect) subsidiaries of FuelCell Energy, Inc.